Exhibit 2(j)(2)
AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
     THIS AMENDMENT is made as of April 26, 2010, by and between PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware (“PFPC Trust”) and J.P. MORGAN MULTI-STRATEGY FUND, L.L.C., a Delaware Limited Liability Company (the “Fund”).
BACKGROUND:
A.	PFPC Trust and the Fund entered into a Custodian Services Agreement dated as of May 26, 2004, as may be amended to date (the “Agreement”) relating to PFPC Trust’s provision of custodian services to the Fund.

B.	The Fund, which invests its assets primarily in the equity interests of unregistered investment funds, desires that PFPC Trust custody the Fund’s holdings of certain such investment funds by arranging for such uncertificated equity interests to be registered in the name of PFPC Trust for the benefit of the Fund.

C.	The Fund and PFPC Trust desire to amend the Agreement as set forth herein.
TERMS:
The parties hereby agree that:
1.	The following definitions are added to Section 1 of the Agreement:
“Portfolio Fund” means a hedge fund, investment company or similar pooled investment vehicle in which the Fund has made an equity investment.
“Portfolio Fund Securities” means the Fund’s equity interests in, or securities issued by, a Portfolio Fund, including, without limitation, (i) shares of capital stock issued by Portfolio Funds organized as corporations or companies, (ii) limited partnership interests in Portfolio Funds organized as limited partnerships, and (iii) member interests in Portfolio Funds organized as limited liability companies.
“Subscription Documents” mean any subscription agreements (or the equivalent), investor questionnaires, purchase applications, related agreements and similar materials (and any forms, correspondence and other documents ancillary thereto) relating to the Fund’s investments in Portfolio Funds.
2.	Section 14 of the Agreement is amended by adding the following as sub-section (f) and the existing Section 14(f) is hereby renumbered sections 14(g):

“(f)	PFPC Trust shall have no liability for any action by the Fund or by a Portfolio Fund that prevents or limits a subscription and/or redemption or other liquidation of the Property (including without limitation any action taken by a Portfolio Fund to suspend or curtail redemptions or to make distributions in kind, including distributions of illiquid investments).”
3.	Section 15(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
(a)	Delivery of the Property. The Fund will deliver or arrange for the delivery to PFPC Trust of all the Property owned by the Fund as to which PFPC Trust will serve as custodian under this Agreement, including cash received as a result of the purchase of Interests, during the period that is set forth in this Agreement. With respect to any Portfolio Fund Securities which the Fund provides Written Instructions for PFPC Trust to hold on behalf of the Fund, the Fund will arrange for the registration of such Portfolio Fund Securities in the name of PFPC Trust for the benefit of the Fund (if applicable, subject to a pledge). PFPC Trust will not be responsible for any Property until actual receipt and (with respect to Portfolio Fund Securities to be held by PFPC Trust on behalf of the Fund pursuant to Written Instructions) until the registration set forth in the immediately preceding sentence has been completed. Upon the receipt of Written Instructions, PFPC Trust will, on behalf of the Fund, execute appropriate Subscription Documents with each Portfolio Fund, provided that such Subscription Documents will state that PFPC Trust acts solely as custodian on behalf of the Fund and that the representations and warranties it makes and the covenants it enters into on behalf of the Fund are given solely on behalf of the Fund and solely on the basis of the representation and warranty by the Fund to PFPC Trust that such representations and warranties are true, correct and complete and that the Fund will comply with each such covenant.
4.	Section 15(b) of the Agreement is amended by inserting the following phrase immediately following the word “securities” in sub-section 15(b)(i): “, including Portfolio Fund Securities which are held by PFPC Trust for the benefit of the Fund (if applicable, subject to a pledge) pursuant to Written Instructions,” and by adding the following phrase at the end of the Section:
“provided that PFPC Trust shall not take any action relating to any investments in or holdings of any Portfolio Funds except upon Written Instructions that are given and confirmed in such manner as PFPC Trust may from time to time determine.”

5.	Section 15(c) of the Agreement is amended by adding the following sentence at the end of the first paragraph:
PFPC Trust shall, as appropriate, hold all Subscription Documents related to and evidencing Portfolio Fund Securities which are held by PFPC Trust for the benefit of the Fund (if applicable, subject to a pledge) pursuant to Written Instructions.
6.	Section 15(d) of the Agreement is amended by inserting the following phrase immediately following the word “securities” in sub-section 15(d)(i): “, including Portfolio Fund Securities which are held by PFPC Trust for the benefit of the Fund (if applicable, subject to a pledge) pursuant to Written Instructions,” and by adding the following phrase at the end of the Section:
“provided that PFPC Trust shall not take any action relating to any investments in or holdings of any Portfolio Funds except upon Written Instructions that are given and confirmed in such manner as PFPC Trust may from time to time determine.”
7.	Section 15(f) of the Agreement is deleted in its entirety and replaced with the following:
Registration of Securities. All securities held for the Fund which are issued or issuable only in bearer form, except such securities maintained in a Book-Entry System or in another depository, shall be held by PFPC Trust in bearer form; all other securities maintained for the Fund may be registered in the name of the Fund, PFPC Trust (including PFPC Trust for the benefit of the Fund (if applicable, subject to a pledge)), a Book-Entry System, another depository, a sub-custodian, or any duly appointed nominee of one of the foregoing. The Fund agrees to furnish to PFPC Trust appropriate instruments, including, without limitation, a power of attorney (a form of which is attached hereto as Appendix A) or similarly suitable documentation, to enable PFPC Trust to maintain or deliver in proper form for transfer, or to register in the name of its nominee or in the name of a Book-Entry System or in the name of another appropriate entity, any securities which it may maintain pursuant to this Agreement. With respect to uncertificated securities that are registered in the name of the Fund or another nominee thereof (including, but not limited to, any Portfolio Fund Securities that the Fund for any reason fails to have registered in the name of PFPC Trust for the benefit of the Fund (if applicable, subject to a pledge) pursuant to Written Instructions as provided herein), PFPC Trust will reflect such securities on its records based upon the holdings information provided to it by the issuer of such securities, but notwithstanding anything in this Agreement to the contrary PFPC Trust shall not be obligated to safekeep such securities or to perform other duties with respect to such securities other than to; (i) make payment for the purchase of such securities upon receipt of Oral or Written Instructions, (ii) accept in sale proceeds received by PFPC Trust upon the sale of such securities of which PFPC Trust is informed pursuant to Oral or Written Instructions, and (iii) accept in other distributions received by PFPC Trust with respect to such securities or reflect on its records any reinvested distributions with respect to such securities of which it is informed by the issuer of the securities.
8.	Section 21 of the Agreement is amended by adding the following as sub-section (h):
(a)	Representations, Warranties and Covenants. The Fund hereby represents and warrants to and covenants with PFPC Trust that:
(i)	PFPC Trust shall have full authority (whether under the provisions of the Fund’s governing documents, this Agreement, any vote, resolution or proceeding relating to the Fund or otherwise), to receive, complete, execute and forward to the appropriate party any and all Subscription Documents, and to take any other action deemed by PFPC Trust necessary or desirable on behalf of the Fund with respect to the Fund’s purchase and sale of any Portfolio Fund Securities with respect to which the Fund provides Written Instructions for PFPC Trust to hold on behalf of the Fund;

(ii)	each of the responses, representations, warranties and covenants made by PFPC Trust on behalf of the Fund in the Subscription Documents with any Portfolio Fund (whether as owner of record of such Portfolio Fund or pursuant to power of attorney or other instructions given to PFPC Trust by the Fund) are and will at all times be true, correct and complete, and the Fund will immediately notify PFPC Trust in writing if there is any material change in any such responses, representations or warranties or any material default under any such covenant;

(iii)	the Fund has fulfilled and is in full compliance in all material respects with all anti-money laundering requirements to which the Fund is subject under applicable laws and regulations and under the Subscription Documents with each Portfolio Fund in which the Fund has invested, and the Fund will provide PFPC Trust written certification(s) to that effect upon request; and

(iv)	any agreements, whether oral or written, including, without limitation, any side letters between the Fund and a Portfolio Fund, shall be provided to PFPC Trust; provided, however, that PFPC Trust shall have no obligation to review, negotiate or execute or be bound by such agreements or side letters.

9.	Miscellaneous.
(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(c)	The Agreement, as amended hereby, together with its Schedules, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.
[Execution Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PFPC TRUST COMPANY

By:

Title:

J.P. MORGAN MULTI-STATEGY FUND, L.L.C.

By:

Title:

APPENDIX A
POWER OF ATTORNEY
J.P. MORGAN MULTI-STRATEGY FUND, L.L.C., a limited liability company organized under the laws of Delaware (the “Fund”), DOES HEREBY CONSTITUTE AND APPOINT PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware (“PFPC Trust”), together with its affiliates, including any direct or indirect subsidiary and its officers and employees, as its true and lawful agents and attorneys-in-fact (the “Attorney(s)-in-fact”), in their name, place and stead to act as the Fund’s agent for the following purposes:
1.	Receiving, completing, and forwarding to the appropriate party, any subscription documents (or the equivalent), investor questionnaires and similar materials for investments in which the Fund desires to invest or redemptions therefrom;

2.	Signing any applications necessary (or, in the Attorney(s)-in-fact’s opinion, desirable) to achieve any of the matters or things referred to above, and any forms, correspondence and other documents ancillary thereto; and

3.	Any other action which the Attorney(s)-in-fact deem is necessary or desirable in connection with any of the above.
The Fund hereby undertakes to ratify and confirm anything the Attorney(s)-in-fact may do pursuant to this Power of Attorney which does not constitute gross negligence, willful misconduct or fraud and the Fund confirms that PFPC Trust is entitled to sign documents on the Fund’s behalf which shall be treated for all purposes as if they have been signed in the Fund’s own name.
The Fund confirms that the Attorney(s)-in-fact may rely on any information supplied to it/them by the Fund (or other persons on the Fund’s behalf) in relation to the performance of its/their duties and powers hereunder. The Fund warrants that the information supplied to the Attorney(s)-in-fact is complete, accurate and not misleading in any respect and undertake to inform the Attorney(s)-in-fact immediately of any changes that would render the information supplied inaccurate, incomplete or misleading.
The Fund confirms that the Attorney(s)-in-fact and, its/their officers, directors, agents and employees, shall be indemnified, defended and held harmless for any actions or omissions to act in any way relating to or arising out of this Power of Attorney in accordance with Section 13 of the Agreement, and that any limitations on liability or damages as provided under Section 14 of the Agreement shall apply with respect to any action or omission to act in any way relating to or arising out of this Power of Attorney.
The Fund declares that this Power of Attorney shall be irrevocable for the period that PFPC Trust is the custodian of the Fund, unless the Fund and PFPC Trust agree in writing that PFPC Trust shall not perform the duties in the Custodian Services Agreement between the Fund and PFPC

Trust dated May 26, 2004. The Fund further declares that the Attorney(s)-in-fact shall not be liable for acting in a way as if this Power of Attorney were still valid, unless the Fund has delivered express notice of its termination to the Attorney(s)-in-fact.
The Fund confirms that this Power of Attorney may be shown to any governmental authority with jurisdiction over the Fund, the Attorney(s)-in-fact, or other relevant persons, if reasonably necessary to demonstrate the Attorney(s)-in-fact’s authority pursuant hereto. The Fund also confirms that it shall not, nor shall any other person on its behalf, initiate, conduct, negotiate or arrange any of the matters or things which the Attorney(s)-in-fact are hereby empowered to do or perform (or attempt to do the same) without prior notice to the Attorney(s)-in-fact.
The Fund warrants that this Power of Attorney is valid and binding upon it and its successors and assigns for all purposes and that it has the power and authority to enter into, and the Fund has taken all necessary action(s) to authorize the execution and delivery of, this Power of Attorney.
This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF the Fund has caused this Power of Attorney to be duly executed this ___day of                     , 2010.

By:

Name:

Title:

Notary:

STATE OF	)

) ss
County / Country of	)

On this                       day of                                           , 2010, before me                                                                , a Notary Public in and for said County and State, residing therein duly commissioned and sworn, personally appeared                                          personally known to me to be the                      of the [corporation] described, executed the within instrument on behalf of the [corporation] therein named, and acknowledged that such [corporation] executed the same, pursuant to its bylaws or a resolution of its [board of directors].
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year in this Certificate first above written

Notary Public in and for such County and State or Country